                                  SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:              [ ] Confidential, For
[X] Preliminary Information Statement       Use of the Commission only
[ ] Definitive Information Statement        as permitted by Rule 14c-5(d)(2)

                   TELETRAK ADVANCED TECHNOLOGY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------

        (5) Total fee paid:

            --------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, schedule or registration statement no.:
        (3) Filing party:
        (4) Date filed:

                   TELETRAK ADVANCED TECHNOLOGY SYSTEMS, INC.
                               537 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-1400


                              INFORMATION STATEMENT

        This Information Statement is being furnished in connection with the adoption by the Board of Directors of Teletrak Advanced Technology Systems, Inc. (the "Company") of an amendment to the Company's Certificate of Incorporation which:

        1. effects a one for ten reverse stock split, changes the par value of the capital stock after the reverse stock split to $.001 and establishes the number of authorized shares of the Company's capital stock after the reverse stock split to 30,000,000; and

        2. changes the name of the Company to "Teletrak Environmental Systems, Inc."

These actions are conditions to the consummation of the merger of a subsidiary of the Company with and into Advanced Environmental Systems, Inc. and other transactions related thereto including, without limitation, the change in control of the Company. Such merger and related transactions are described in detail in this Information Statement. See "The Merger with Advanced Environmental Systems, Inc." on page 6. Helm Capital Group, Inc., a Delaware corporation ("Helm") and certain members of management who own, in the aggregate, approximately 76% of the outstanding common stock of the Company, have consented to these corporate actions. These actions will be effective upon the filing of the Certificate of Amendment no earlier than twenty days after the dissemination of this Information Statement.

        Notice of the above action is hereby given to stockholders of record on August 1, 1998 in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Copies of this Information Statement are being sent or given to stockholders on or about August , 1998. For additional information about the Company, refer to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Copies of this report will be furnished to any stockholder, without charge, upon written request to David
S. Lawi, Secretary, 537 Steamboat Road, Greenwich, CT 06830. There reports are not, however, to be considered or deemed part of this Information Statement or any soliciting material of the Company.

        The Company currently has 30,229,268 shares of common stock outstanding. As described in this Information Statement, the Company's principal stockholder, Helm, which owns 61.2% of the outstanding shares of common stock, and management of the Company, which in the aggregate owns 14.8% of the outstanding shares of the Company's common stock (collectively with Helm, the "Majority Stockholders"), have consented, by written consent in lieu of a special meeting of stockholders dated July 2, 1998 (the "Consent"), to the adoption of the proposed amendments. A copy of the consent is attached hereto as EXHIBIT A. The affirmative vote or consent of the majority of the outstanding shares of common stock of the Company is required to authorize the proposed amendments to the Company's Certificate of Incorporation. SINCE THE CONSENT OF THE MAJORITY STOCKHOLDERS IS SUFFICIENT TO PROVIDE STOCKHOLDER APPROVAL AND ADOPTION OF THE PROPOSALS UNDER SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW, THE COMPANY IS NOT ASKING AND IS NOT REQUIRED TO ASK ITS OTHER STOCKHOLDERS FOR THEIR CONSENT TO THE PROPOSED AMENDMENT.

        The Company is also providing notice to its stockholders of a change in composition of the Board of Directors pursuant to Rule 14(f)-1, promulgated under the Securities Act of 1934, as amended (the "1934 Act"). As of the effective date of the Merger (as defined herein), the Board of Directors will consist of Gerald P. McNamara, Gerd E. Reinig, Heinz Buhr, Glen Wegner, Fred S. Zeidman and Daniel T. Murphy.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        The principal executive offices of the Company are located at 537 Steamboat Road, Greenwich, CT 06830. This Information Statement is being mailed to stockholders of the Company of record on August 1, 1998.


            The date of this Information Statement is August  , 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of July 1, 1998, of each person who beneficially owned more that five (5%) percent of the Company's Common shares and by each current officer and director and all current officers and directors as a group. Messrs. Pearlman, Lawi, Lerner and Farley are directors, and Mr. Murphy is an officer, of Helm, the Company's principal stockholder. In addition, beneficial ownership information is included with respect to the directors to be elected effective upon completion of the Merger (as defined herein), at which time Messrs. Pearlman, Lawi, Lerner and Farley will resign from all positions with the Company. Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

NAME AND ADDRESS OF                COMMON STOCK           PERCENTAGE
BENEFICIAL OWNER                BENEFICIALLY OWNED      OF OUTSTANDING
----------------                ------------------      --------------
Helm Capital Group, Inc.           21,030,126(1)             61.2%
537 Steamboat Road
Greenwich, CT  06830

Current Officers and Directors:
Herbert M. Pearlman                 2,215,475(2)             5.7%
Chairman of the Board**

Joseph J. Farley                    1,683,833(3)             4.5%
Chief Executive Officer;
President, Director **

David S. Lawi                       1,564,333(4)             4.4%
Secretary, Director **

William Lerner                         48,000                  *
423 East Beau Street
Washington, PA 15301
Director

Daniel T. Murphy                       80,000(5)               *
Director **

All Current Officers
and Directors as a
group (5 persons)                   5,591,641(6)            14.8%

New Officers and Directors
Gerald P. McNamara                          0                  -
2 Sutton Road
Webster, MA  01570-1190

Gerd E. Reining                             0                  -
2 Sutton Road
Webster, MA  01570-1190

NAME AND ADDRESS OF                COMMON STOCK           PERCENTAGE
BENEFICIAL OWNER                BENEFICIALLY OWNED      OF OUTSTANDING
----------------                ------------------      --------------
Heinz Buhr                                  0                  -
AM Hambuch 18
D53340 Meckenheim,
Germany

Glen Wegner                                 0                  -
2 Sutton Road
Webster, MA  01570-1190

Fred S. Zeidman                             0                  -
7715 Clinton Drive
Houston, Texas  77020

-----------
*  Less than 1%
** address is 537 Steamboat Road, Greenwich, CT  06830

(l) Includes 2,500,000 shares which may be acquired within 60 days upon the exercise of common stock purchase warrants expiring on December 31, 1999 exercisable at $.20 per share (the "1999 Warrants").

(2) Includes 400,000 shares that may be acquired within 60 days upon exercise of outstanding common stock purchase warrants expiring on July 31, 1998 at $.20 per share (the "1998 Warrants") and 105,000 1999
        Warrants.

(3)     Includes 200,000 1998 Warrants and 37,500 1999 Warrants.

(4)     Includes 300,000 1998 Warrants and 37,500 1999 Warrants.

(5)     Includes 50,000 1998 Warrants.

                                      * * *

           THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT, AND TO ADJUST
                   THE AUTHORIZED CAPITAL STOCK AND PAR VALUE

        The Board of Directors of the Company has adopted a proposal to effect a one for ten reverse split of the Company's outstanding common stock in the manner described below (the "Reverse Split"). On July 2, 1998, the Company's Board of Directors adopted resolutions authorizing such proposed reverse stock split and recommending submission of the proposal to shareholders for their approval. Such approval was obtained by the Consent of the Majority Stockholders.

        Pursuant to its Certificate of Incorporation, as amended, the Company is currently authorized to issue 100,000,000 shares of capital stock, par value $.01 per share, consisting of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock. At July 1, 1998, there were outstanding 30,229,268 shares of common stock and no shares of preferred stock. Neither presently authorized shares of common stock nor any additional shares that may be authorized carry pre-emptive rights.

        An amendment to Article Fourth of the Certificate of Incorporation of the Company is required to effect the Reverse Split. A copy of the proposed Certificate of Amendment (the "Certificate of Amendment") is attached hereto as EXHIBIT B.

        Upon the effective date of the Reverse Split and upon the filing of the Certificate of Amendment, each ten outstanding shares of common stock, par value $.01 (the "Old Common Stock"), will automatically be converted into one share of new common stock (the "New Common Stock"). The then outstanding stock certificates for shares of Old Common Stock will represent one-tenth as many shares of New Common Stock after the reverse stock split is effective.

        As soon as practicable after the filing of the Certificate of Amendment and upon their delivery of their Old Common Stock certificates to the Company pursuant to the Letter of Transmittal accompanying this Information Statement, stockholders will be sent stock certificates representing New Common Stock rounded up to the nearest whole number. No scrip or fractional share certificates will be issued in connection with the Reverse Split. See "Exchange of Shares and Distribution of Warrants" on page 13.

        As of July 1, 1998, the Company had approximately 280 stockholders of record. Assuming the same record holdings on the date the Reverse Split is effectuated, after the Reverse Split there will be approximately an equal number of stockholders of record.

        The effect of the Reverse Split will be to reduce the authorized shares of common stock to 8,000,000 shares and to increase the par value of the common stock to $.10 per share. Similarly, pursuant to the Reverse Split, the number of authorized shares of preferred stock will be reduced to 2,000,000 and the par value of the preferred stock increased to $.10. There are no shares of preferred stock outstanding at this time. Accordingly, the Board of Directors is recommending that the Company's Certificate of Incorporation be amended to increase the Company's authorized common stock, after the Reverse Split, from 8,000,000 shares to 25,000,000 shares, to increase the Company's authorized preferred stock from 2,000,000 shares to 5,000,000 shares and to reduce the par value to $.001 per share for both common stock and preferred stock. The purpose of the increase in authorized common stock and preferred stock is to have a sufficient number of shares of common stock and preferred stock available, as the occasion may arise, for possible future financings and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes and to have sufficent shares reserved for issuance upon exercise of the Warrants (as defined and described below). See "Terms of and Reasons for the Merger." Although the Company has no plans, understandings or negotiations underway at this time for the issuance of unissued and reserved shares, except for the issuance of shares of New Common Stock in connection with the Merger with AES, discussed below, having such additional shares available for issuance in the future will give the Company greater flexibility by allowing shares to be issued without the delay and expense of a stockholder's meeting. After completion of the Merger, there will be approximately 7,523,000 shares of New Common Stock and 2,386,464 Warrants (as hereinafter defined) outstanding.

        The Reverse Split will not affect a stockholder's proportionate interest in the Company and the proportionate voting rights of stockholders will remain the same, except for the minor adjustment due to the rounding up for fractional shares. The Reverse Split will produce proportional adjustments in the Company's 1998 and 1999 Warrants outstanding prior to the effective date of the split; however, these warrants will be cancelled in the Merger as discussed below.

        The principal reasons for effecting the proposed amendment is to enhance the acceptability of the common stock to AES for purposes of the Merger and generally to the financial community and investing public. The reduction in the number of shares of common stock outstanding will increase the per share market price for the common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the hope of the investor who acquires it, or the Company's reputation in the financial community, but in practice, this is not necessarily the case, as many investors look upon a stock selling below $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stock. In addition, many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing with lower-priced stock. Some of those policies and practices pertain to the payment of brokerage commissions and to time consuming procedures that function to make the handling of lower-priced stock unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon the holders of lower-priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. Although there can be no assurance that the price of the Company's shares after the proposed amendment is effected will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed amendment is intended to result in a price level for the common stock that will reduce the effect of the above-decribed policies and practices, broaden investor interest and provide a market that will more closely reflect the Company's underlying values. There is no assurance that the market liquidity for the common stock will be improved, or if so, whether it will be sustainable. Stockholders should note that the Board of Directors cannot predict what affect the proposed amendment will have on the market price of the common stock. However, AES has made the proposed amendment a condition of the Merger.

              THE MERGER WITH ADVANCED ENVIRONMENTAL SYSTEMS, INC.

                                   BACKGROUND

        Historically, the Company's principal business activity had been the marketing of optical data software and the development of enhancements thereto to provide mass data storage capability in multimedia applications that combine data, voice, image and text on mass storage erasable and nonerasable optical disks (the "System"). In the fall of 1993, the Company assigned to an Atlanta-based corporation all of its rights to sell, manufacture, develop and distribute its products in exchange for a royalty, while retaining title, copyright and other proprietary rights to the System. As a result of this assignment of rights, in 1993 the Company classified its activities related to the marketing and development of the System as discontinued operations. To date, no significant revenues have been derived from the assignment of revenues, and the Company anticipates that no significant revenues will be recognized from this arrangement in the future. In addition, the Company believes that the technology of the System is currently obsolete.

        Management has maintained the Company with a view towards a possible merger or combination with another entity. During 1997 and 1996, the Company realized no revenues, and recorded a net loss of approximatley $30,000 in each year as a result of the expenses associated with maintaining the corporate existence and compliance with public reporting obligations. Since January 1, 1994, the Company has had no employees. All financial and accounting services are performed by employees of Helm. All other management decisions are reviewed by the Company's Board of Directors. The Company shares office space in Greenwich, Connecticut for its corporate headquarters with other affiliates of Helm. The Company does not pay any rent to Helm or its affiliates for this space.

                     TERMS OF AND REASONS FOR THE MERGER

        On July 2, 1998, the Company's Board of Directors approved and authorized the execution of a definitive merger agreement between the Company, AES Acquisition Corp., a newly formed Massachusetts subsidiary of the Company ("Merger Sub") and Advanced Environmental Systems, Inc. ("AES"), with a principal place of business at 2 Sutton Road, Webster, Massachusetts 01570, in a merger transaction in which Merger Sub will merge with and into AES and AES will survive as a wholly owned subsidiary of Teletrak (the "Merger") and the AES stockholders will receive an aggregate of 3,750,000 shares of New Common Stock in exchange for their AES stock. Immediately prior to the Merger, Helm will contribute 5,000,000 shares of Old Common Stock to the Company which will be cancelled. The holders of all currently outstanding warrants to purchase Old Common Stock shall waive and surrender all rights with respect to such warrants, which shall be cancelled. A copy of the Agreement and Plan of Merger, which was executed on July 24, 1998, will be furnished to any stockholder, without charge, upon written request to David S. Lawi, Secretary, 537 Steamboat Road, Greenwich, CT 06830.

        Simultaneously with, and as a condition to, the closing of the Merger, the Company will sell to certain AES stockholders or affiliates 1,000,000 shares of New Common Stock plus warrants (the "Warrants") to purchase up to 500,000 shares of New Common Stock at an exercise price of $2.00 per share for a period of three years, redeemable at $.05 per Warrant, at the option of the Company, if the New Common Stock trades for three consecutive days at $3.00 per share on any national securities exchange, or the average of the bid and asked prices of the New Common Stock in the over the counter markets is over $3.00 for three consecutive trading days. The purchase price in such transaction (the "Purchase Price") will be $.50 for one share of New Common Stock and one Warrant. In addition, simultaneously with, and as a condition to, the closing of the Merger, the Company will sell to Herbert M. Pearlman, David Lawi and certain other Helm affiliates 250,000 shares of New Common Stock and 125,000 Warrants at the Purchase Price.

        In addition, immediately prior to the Merger, the Company will distribute to the pre-Merger stockholders of the Company one-half Warrant for each share of New Common Stock held by them upon the effectiveness of the Merger, and, in addition thereto, 500,000 Warrants will be issued to Helm and the Company's former management for pro rata distribution in exchange for the 1998 and 1999 Warrants which will be cancelled in the Merger. See "Exchange of Shares and Distribution of Warrants" on page 13.

        As noted above, the Company has been inactive with no revenues or active assets, and a negative net worth for several years. There is currently no trading market for the stock, and prior to the announcement of this transaction, the shares were quoted at $.02 bid and $.04 ask on the OTC Bulletin Board. For the past several years, management has maintained the corporate existence of the Company as a public reporting company with a view towards a potential business combination as a means for retrieving value for the stockholders of the Company. Management believes that the merger with AES presents an opportunity to redirect the Company's operations into a growing business with a unique product line, and to thereby achieve increased stockholder value.

                               THE BUSINESS OF AES

        AES, a privately held company incorporated in January 1996, specializes in the manufacture, distribution and licensing of industrial "mucking pumps" and related equipment. The design of these pumps, based upon jet pump technology, makes this equipment a highly effective portable tool for the removal of granular wet or dry materials (including sludge, scale and slurries) -- particularly for environmental cleanup of hazardous matter such as asbestos and lead. The motive power, compressed air or pressurized liquid, provides operating flexibility for hopper loading, vacuum cleaning and submersible application, as well as the ability to collect and transport materials over long distances. With no moving parts, the AES pump is designed to be virtually maintenance free and to require no skilled labor.

        AES believes that more than 1,000 pumps are in use today in a wide range of industries, including power plants, steel mills and foundries, oil refineries, chemical and petrochemical plants, food processing facilities, shipyards and marine vessel, operators and water treatment plants. The pumps, driven by compressed air, have a production capacity of up to 5 tons per hour, and can transport materials a maximum of 1000 feet horizontally and 500 feet vertically; the pumps driven by pressurized liquid have a production capacity of up to 40 tons per hour, and can transport materials a maximum of 500 feet horizontally and 150 feet vertically. The pumps weigh 150 pounds and are more easily transportable than other larger environmental remediation equipment.

        For the year ended December 31, 1997, AES recorded net sales of $1,216,886, and a net loss of $464,369, as compared to net sales of $749,383 and a net loss for the year of $4,855 for the year ended December 31, 1996. For the six months ended June 30, 1998, AES reported sales of $836,686 and net income of $52,439. Of these 1998 sales, $200,000 are attributable to AES' international distributor. Copies of AES' audited financial statements for the years ended December 31, 1997 and 1996 will be furnished to any stockholder, without charge, upon written request to David S. Lawi, Secretary, 537 Steamboat Road, Greenwich, CT 06830. These reports are not, however, to be considered or deemed part of this Information Statement or any soliciting material of the Company.

                      CURRENT MANAGEMENT OF THE COMPANY

        Set forth below is a description of current management of the Company.


Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
Herbert M. Pearlman ...........................      65                                    1983


Mr. Pearlman has been the Chairman of the Board of Directors of the Company since March l983. Since 1980, he has served as President, Chief Executive Officer and Chairman of the Board of Directors of Helm, a public holding company. Since March l984, Mr. Pearlman has been Chairman of InterSystems, Inc. ("ISI"), a public company engaged in providing custom compounding and packaging and distribution services to the thermoplastic resin industry, and in the manufacture and sale of sampling and weighing devices to the agricultural and other industries. Mr. Pearlman is Chairman of the Board of Directors of Seitel, Inc. ("Seitel"), a public company engaged in acquiring and marketing seismic information to the oil and gas industry. In March 1990, he became Chairman of the Board of Directors of Unapix Entertainment, Inc. ("Unapix"), which is engaged in marketing and distributing films and television products.


Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
Joseph J. Farley ..............................      75                                   1983


Mr. Farley was elected President of the Company in April l983 and served in that capacity until April 1990, at which time he became Chairman of the Executive Committee. In December 1991, Mr. Farley resumed the position of President and Chief Executive officer following the retirement of the existing President. From l982 until February 1991, he served as Vice-President of Marketing and Engineering for Helm. Mr. Farley has been a Director of Helm since l982. Prior to his employment at Helm, he was a senior executive with International Business Machines Corporation where he was employed for 32 years.


Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
David S. Lawi .................................      63                                   1983


Mr. Lawi has been Secretary of the Company since January 1983, Secretary and a Director of Helm since l980, Chairman of the Executive Committee of Helm since 1997, a Director and the Secretary of ISI since March l984 and Chairman of its Executive Committee since 1986, and a Director of Seitel since 1982. In 1989 he was elected Chairman of Seitel's Executive Committee. In 1990 he became a Director and Secretary-Treasurer of Unapix.


Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
William Lerner ................................      65                                  1985


Mr. Lerner is an attorney engaged in the private practice of Law. From May 1990 until December 1990, he was General Counsel to Hon Development Company, a California real estate development company. Mr. Lerner has been a director of Helm since 1985 and a director of Seitel since l984. Mr. Lerner is also a director of Rent-Way, Inc., the owner of a chain of retail stores in the rental-purchase industry, and a director of Micros-to-Mainframes, Inc., a provider of advanced technology services and computer equipment to Fortune 2000 companies with headquarters and significant operations in the states of New Jersey, New York and Connecticut.

Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
Daniel T. Murphy ..............................             59                           1988


Mr. Murphy served as Executive Vice President and Chief Financial Officer of ISI since July 1985 until 1997. He became a Director of ISI in October 1986. Mr. Murphy joined Helm in May 1984 as Vice-President and Chief Financial Officer, and in 1992 he became Executive Vice President--Finance. In 1995, Mr. Murphy was appointed Vice President and Chief Financial Officer of Unapix.

Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
Scott Altman ............................                   34                            --


Mr. Altman joined Helm in September 1987, and he was appointed Treasurer of the Company in August 1988.

            MANAGEMENT OF THE COMPANY AFTER COMPLETION OF THE MERGER

        On July 2, 1998, the Board of Directors resolved to elect four designees of AES and one Helm designee to the Board to take effect on completion of the Merger. These designees are Mr. Gerald P. McNamara, Mr. Gerd E. Reinig, Mr. Heinz Buhr and Mr. Glen Wegner for AES, and Mr. Fred Zeidman for Helm. Effective on the date of the Merger, Messrs. Pearlman, Lawi, Farley and Lerner will resign from the Board, transferring control of the Board of Directors to the AES designees. It is anticipated that all administrative and accounting duties will be performed through AES after the Merger and that the Company's principal executive offices will be relocated to the principal executive offices of AES in Webster, Massachusetts. In addition, on the effective date of the Merger, all officers of the Company will resign, and the Board of Directors will appoint AES representatives to the officerships as set forth below:

Gerald P. McNamara       President and Chief Executive Officer
Gerd E. Reinig           Chairman
Marcel Landry            Secretary

        Set forth below is information concerning the directors to be elected to the Board upon competion of the Merger.


Name, Principal Occupation Over the Past Five                                        Director of
Years and Other Directorships of Individual          Age                             Company Since
-------------------------------------------          ---                             -------------
GERALD P. MCNAMARA                                   50                                   1997


        Mr. McNamara is a founder and director of AES and has served as its president and chief executive officer since its inception in 1996. Mr. McNamara has worked in a variety of executive positions at companies in the environmental and remediation industry for more than 20 years. He served as president of IPEC Advanced Systems, a manufacturer of surface preparation and remediation equipment from 1983 to 1993. From 1993 to 1996, he was a consultant to environmental equipment manufacturers.

Name, Principal Occupation Over the Past Five
Years and Other Directorships of Individual          Age
-------------------------------------------          ---
GERD E. REINIG                                       59


        Mr. Reinig is a co-founder of AES and has served as Director and Treasurer of AES since its inception in 1996. Mr. Reinig is the majority stockholder and, since 1975, President and Chief Executive Officer of Gould & Eberhardt Corp., a prominent manufacturer of machine tools and large gear cutting machinery. Prior to this, he held executive and engineering positions at Orban Company and Lurgi Inc. Mr. Reinig has a masters degree in mechanical engineering from the Institute of Engineering, Frankfurt, Germany.


Name, Principal Occupation Over the Past Five
Years and Other Directorships of Individual          Age
-------------------------------------------          ---
HEINZ BUHR                                           48


        Mr. Buhr is a private investor and has served as a director of AES since its inception in 1996. Mr. Buhr, a resident and citizen of Germany, is an investor and active partner in several real estate partnerships and industrial development companies. Prior to 1994, Mr. Buhr served as president and chief executive officer of Metek GmbH, a major supplier of brake shoes for the automotive industry.


Name, Principal Occupation Over the Past Five
Years and Other Directorships of Individual          Age
-------------------------------------------          ---
GLEN WEGNER                                          58


        Mr. Wegner has served as an advisor and director of AES since 1996. He is also a private investor and director of Hobie Cat, Inc. and Basic Telepresence, Inc. He has served as president and vice chairman of Optical Corporation of America since 1990. Dr. Wegner is trained and licensed in both law and medicine and prior to 1990 served in an executive capacity with several successful ventures utilizing advanced technologies in the health and environmental industries.


Name, Principal Occupation Over the Past Five
Years and Other Directorships of Individual          Age
-------------------------------------------          ---
FRED S. ZEIDMAN                                      51


Mr. Zeidman was appointed president, chief executive officer and a director of ISI in July 1993. Previously, Mr. Zeidman served as president of Interpak Terminals, Inc., a former subsidiary of Helm engaged in plastics packaging and distribution, from 1993 until the sale of that subsidiary in July 1997, and as chairman of Unibar Energy Services Corporation, one of the largest independent drilling fluids company in the United States, from 1985 to 1991, when it was acquired by Anchor Drilling Fluids of Norway. From April 1992 until July 1993, Mr. Zeidman served as president of Service Enterprises, Inc., which is primarily engaged in plumbing, heating, air conditioning and electrical installation and repair. From 1983 to 1993, Mr. Zeidman served as president of Enterprise Capital Corporation, a federally licensed small business investment company specializing in venture capital financings.


Name, Principal Occupation Over the Past Five
Years and Other Directorships of Individual          Age
-------------------------------------------          ---
DANIEL T. MURPHY                                     59


Mr. Murphy has been a director of the Company since 1988. See "Current Management of the Company."

                             EXECUTIVE COMPENSATION

     For the fiscal years ended December 3l, l996 and 1997, no compensation was paid to the Company's Chief Executive Officer or to any other executive officer. The Company's outside directors received no cash fees during l996 and 1997.
Mr. Gerald McNamara draws a salary of $100,000 from AES, and this arrangement is expected to continue after the Merger.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Helm is the owner of 61.2% of the Company's outstanding common stock. Historically, the Company financed its operations and operating deficits with advances from Helm. Since 1996, Helm has made no advances to the Company, although financial and accounting services are provided by Helm to the Company. During 1996 and 1997, no transactions were entered into between Helm and the Company, or the current directors and officers, on the one hand, and the Company, on the other hand, involving in excess of $60,000 except that in August 1997 the Company issued 3,582,268 shares of common stock to Helm in extinguishment of $895,567 of indebtedness owing to Helm, and 5,000,000 shares of common stock to Helm upon conversion of 1,000,000 shares of outstanding preferred stock at $.20 per share.

                  COMPLIANCE WITH SECTION 16(1) OF THE 1934 ACT

     The Company believes that during 1996 and 1997, all filing requirements under Section 16 of the 1934 Act applicable to its current directors and officers, and the current beneficial owners of more than 10% of the Company's equity securities, were complied with.

             AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

        The Board of Directors of the Company has adopted a proposal to change the name of the Company to Teletrak Environmental Systems, Inc., as the Company's current name is associated with the Company's historical operating activities and will no longer accurately reflect the Company's current planned business operations upon completion of the Merger with AES. On July 2, 1998, the Company's Board of Directors adopted resolutions authorizing such change of name and recommended submission of the proposal to stockholders for their approval. Such approval was obtained by the Consent of the Majority Shareholders on July 2, 1998. The Certificate of Amendment to the Certificate of Incorporation giving effect to the change of name is attached as EXHIBIT B.

                                      * * *

                                APPRAISAL RIGHTS

        In connection with the Merger, no appraisal rights will be available to dissenting stockholders under the laws of the State of Delaware, the jurisdiction of incorporation in which the Company is incorporated, nor are such rights provided under the Company's Certificate of Incorporation in connection with the Reverse Split.

                                APPROVAL REQUIRED

        The Certificate of Amendment must be approved by not less than a majority of the shares outstanding and entitled to vote. The General Corporation Law of the State of Delaware, specifically Section 228(a) thereof, provides that ". . . any such action required by this chapter to be taken at any annual or special meeting of such stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. . ." Helm, the holder of 61.2%, and management, the holders in the aggregate of 14.8%, of the outstanding stock of the Company have executed a written consent approving the Certificate of Amendment. Consequently, no additional vote of other stockholders will be required for approval of these matters.

                 EXCHANGE OF SHARES AND DISTRIBUTION OF WARRANTS

        No earlier than twenty-one days following the dissemination of this Information Statement to the stockholders of the Company, the Board of Directors will cause the Certificate of Amendment to be filed with the Secretary of State of Delaware. This Information Statement serves as a notice of such filing under
Section 228 of the General Corporation Law of Delaware, and is being sent to the stockholders of record on August 1, 1998 together with a Letter of Transmittal and instructions regarding the exchange of certificates. American Stock Transfer & Trust Company has been appointed exchange agent (the "Exchange Agent") to carry out the exchange of the certificates representing Old Common Stock for shares of New Common Stock.

        As noted above, upon the filing of the Certificate of Amendment, each ten outstanding shares of Old Common Stock will automatically be converted into one share of New Common Stock. The then outstanding stock certificates for shares of Old Common Stock will represent one-tenth as many shares of New Common Stock after the reverse stock split is effective.

        Upon the delivery by the stockholders of their Old Common Stock certificates to the Company accompanied by a properly executed and completed Letter of Transmittal, they will be sent (i) stock certificates representing New Common Stock rounded up to the nearest whole number and (ii) a Warrant Certificate representing one-half Warrant for each share of New Common Stock to which they are entitled. No scrip or fractional share certificates will be issued in connection with the reverse stock split. STOCKHOLDERS WHO WILL REMAIN SUCH AFTER THE EFFECTIVE DATE OF THE MERGER AND FILING OF THE PROPOSED AMENDMENT WILL NOT RECEIVE CERTIFICATES FOR SHARES OF NEW COMMON STOCK UNLESS AND UNTIL THE CERTIFICATES REPRESENTING OLD COMMON STOCK ARE SURRENDERED.

          STOCKHOLDERS SHOULD SURRENDER THEIR CERTIFICATES ONLY TO THE
                EXCHANGE AGENT WITH A DULY COMPLETED AND EXECUTED
                             LETTER OF TRANSMITTAL.

        There will be no service charges payable by the stockholders in connection with the exchange of their certificates. These costs will be borne by the Company.

        For additional information about the Company, refer to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, copies of which will be furnished to any shareholder, without charge, upon written request to David S. Lawi, Secretary, 537 Steamboat Road, Greenwich, CT 06830. This report is not, however, to be considered part of this Information Statement or any soliciting material of the Company.

                                         By Order of the Board of Directors



                                         HERBERT M. PEARLMAN
                                         Chairman of the Board of Directors


Greenwich, Connecticut
August  , 1998

                                                                       EXHIBIT A

                         CONSENT OF THE STOCKHOLDERS OF

                   TELETRAK ADVANCED TECHNOLOGY SYSTEMS, INC.

        The undersigned, constituting a majority of the stockholders of TELETRAK ADVANCED TECHNOLOGY SYSTEMS, Inc., a Delaware corporation (the "Company"), hereby consent to and adopt the following resolutions as of the 2nd day of July, 1998, as if such resolutions were approved at a duly called meeting of the stockholders of the Company:

        WHEREAS, on October 12, 1997, the Company entered into a Letter of Intent with Advanced Environmental Systems, Inc., a Massachusetts corporation ("AES"), providing for the merger of AES with and into a newly formed wholly owned subsidiary of the Company ("Merger Sub"), with AES surviving, and the issuance of 3,750,000 shares of New Common Stock (hereinafter defined) to the stockholders of AES in exchange for and in cancellation of their AES shares pursuant to the merger (the "Merger"); and

        WHEREAS, a condition precedent to the Merger is the completion by the Company of a one for ten reverse stock split of the Company's outstanding common stock and the change of the name of the Company to "Teletrak Environmental Systems, Inc."

        NOW, THEREFORE, in consideration of the foregoing, it is:

                RESOLVED, that a Certificate of Amendment to the Certificate of Incorporation in the form attached hereto as Exhibit A (the "Certificate of Amendment") which provides for (i) the change of the Company's name to "Teletrak Environmental Systems, Inc."; (ii) the one for ten reverse stock split pursuant to which each outstanding share of common stock and preferred stock will become one-tenth of a share of common stock (the "New Common Stock") or preferred stock (the "New Preferred Stock"), as the case may be; (iii) the increase in the post-reverse stock split authorized number of shares of New Common Stock from 8,000,000 to 25,000,000; (iv) the increase in the post-reverse stock split authorized number of shares of New Preferred Stock which may be issued from time to time by the board of directors with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions as the board of directors may fix by resolution from 2,000,000 to 5,000,000; and (v) the decrease in the post-reverse stock split par value of the New Common Stock and New Preferred Stock from $.10 to $.001 per share, is hereby approved.

        IN WITNESS WHEREOF, the undersigned have executed this written consent as of the 2nd day of July, 1998.


/s/ Herbert M. Pearlman               /s/ Joseph J. Farley
-------------------------------       -------------------------------
Herbert M. Pearlman                   Joseph J. Farley
(1,710,475 shares)                    (1,446,333 shares)



/s/ David S. Lawi                     /s/ William Lerner
-------------------------------       -------------------------------
David S. Lawi                         William Lerner
(1,226,833 shares)                    (48,000 shares)



/s/ Daniel T. Murphy
-------------------------------
Daniel T. Murphy
(30,000 shares)


HELM CAPITAL GROUP, INC.



By:/s/ Herbert M. Pearlman
   ----------------------------
Herbert M. Pearlman, President
(18,530,126 shares)

Total shares consenting to these actions:  22,991,767
Total shares outstanding:  30,229,268

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   TELETRAK ADVANCED TECHNOLOGY SYSTEMS, INC.


        Pursuant to the provisions of Section 242 of the Delaware Corporation Law, the undersigned, being the President and Secretary of Teletrak Advanced Technology Systems, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

        FIRST: The name of the Corporation is Teletrak Advanced Technology Systems, Inc.

        SECOND: The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment are as follows:

        Paragraph First of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended to read as follows:

                FIRST: The name of the corporation is TELETRAK ENVIRONMENTAL SYSTEMS, INC.

        Paragraph Fourth of the Certificate of Incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to read as follows:

                FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be thirty million (30,000,000), which shall be classified as follows: twenty five million (25,000,000) shares of Common Stock (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, (the "Preferred Stock") and the par value of each such share is $.001. The board of directors may authorize the issuance from time to time of the Preferred Stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the board may fix by resolution.

        THIRD: That the foregoing amendments to the Certificate of Incorporation were duly adopted under Section 242 of the Delaware Corporation Law by the affirmative vote of a majority of the outstanding shares entitled to vote thereon by written consent dated January , 1998, said authorization being subsequent to the affirmative vote of the Board of Directors.

        FOURTH: That the capital of the Corporation will not be reduced under or by reason of the foregoing amendments.

        IN WITNESS WHEREOF, we hereunto sign our names and affirm that the
statements made herein are true under penalties of perjury, this   th day of
August, 1998.



                                    -------------------------------
                                    President

ATTEST:



-------------------------------
Secretary